Exhibit 99.1

DSP Group, Inc. Reports Third Quarter 2004 Earnings

Record operating margins of 21% and pro forma net income of 21.2% of revenues.

SANTA CLARA, Calif., Oct 19, 2004—DSP Group, Inc. (NASDAQ: DSPG) today announced its results for the quarter ended September 30, 2004.

Revenues for the third quarter of 2004 were $46,232,000, a slight decrease of 2% from revenues of $47,178,000 for the third quarter of 2003. Net income for the third quarter of 2004 was $20,380,000, as compared to $9,640,000 for the third quarter of 2003. Diluted earnings per share (EPS) for the third quarter of 2004 were $0.69, as compared to $0.32 for the third quarter of 2003.

Results for the third quarter of 2004 included a capital gain of $15,460,000 under “Other income” in the Company’s statements of income, resulting from the sale of 1,650,000 shares of AudioCodes Ltd. stock. Following the aforementioned sale, DSP Group no longer owns any AudioCodes stock. The related taxes on the capital gain were $4,865,000.

Pro-forma net income for the third quarter of 2004, excluding the effects of the capital gain and related taxes associated with the sale of AudioCodes stock, was $9,785,000, a 1% increase compared to $9,640,000 in the third quarter of 2003. Pro-forma diluted earnings per share (EPS) were $0.33 in the third quarter of 2004, a 3% increase over $0.32 in the third quarter of 2003.

The Company believes that this pro forma presentation of net income and diluted EPS is useful to investors in comparing results for the quarter ended September 30, 2004 to the same period during 2003, because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and making budget-planning decisions.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “The second half of 2004 can be characterized as a challenging environment for the consumer electronics industry. The industry is encountering demand and inventory issues across different product lines which impact our business. In spite of this, we managed to provide solid results for the third quarter of 2004, and we reached record high operating margins of 21% of revenues, and pro forma net income of 21.2% of revenues.”

Mr. Ayalon added: “In the last few weeks we reached a significant and strategic milestone for the company by introducing our first DECT standard - 1.9GHz chip sets for the European market - and by delivering our first shipment of initial quantities to a key customer. We believe that the European market represents meaningful growth opportunities for DSP Group in the years to come.”

The Company also announced that in light of the Company’s strong cash position and its focus on shareholder value, its Board of Directors has authorized management to repurchase an additional 2.5 million shares of the Company’s common stock in open-market and privately negotiated transactions. In the third quarter of 2004 the Company repurchased 1,488,000 shares of its common stock at an average price of $ 20.10 per share, representing an aggregate repurchase of approximately $29.9 million worth of company shares. As of September 30, 2004, approximately 1.3 million shares remained available for repurchase from previous Board authorizations. Accordingly, the total number of shares currently authorized for repurchase following the recent Board authorization is approximately 3.8 million shares.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced Integrated Circuit (IC) solutions. DSP Group is a world leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors, portfolio of wireless communication protocols, including DECT and Bluetooth, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a world leader and a one-stop-shop for a wide range of applications. These applications include: ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony; European DECT (1.9GHz) telephony; and Bluetooth systems for voice, data and video communication, which are employed in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s ICs provide solutions for MP3 players, VoIP phones, gateways, and Integrated Access Devices (IADs) and are widely used in Digital Voice Recorders (DVRs). More information about DSP Group is available at www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the third quarter of 2004 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to:

http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 21339699)

—International Dial-In # 617-801-6888 (passcode: 21339699)

Forward-Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon about the European market representing meaningful growth opportunities for DSP Group in the years to come. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including unexpected delays in the introduction of new products; failure of DSP Group’s new products to achieve broad market acceptance, especially in the European markets; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner; declines or fluctuations in gross margins as a result of entry into new markets; and general market demand for products that incorporate DSP Group’s technology. These and other factors which may affect future operating results and DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for the year ended December 31, 2003, as well as other reports, including Form 10-Qs, DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group Inc. at (408) 986-4423; or e-mail: yarieli@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME – US GAAP

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Product revenues and other	$46,232	$47,178	$128,956	$114,739
Cost of product revenues and other	23,401	25,643	66,177	63,626

Gross profit	22,831	21,535	62,779	51,113

Operating expenses:
Research and development	8,463	6,704	23,327	17,402
Sales and marketing	2,929	3,429	9,014	8,616
General and administrative	1,718	1,899	5,258	5,006
Impairment of goodwill	—	—	4,304	—
In-process research and development write-off	—	—	—	2,727

Total operating expenses	13,110	12,032	41,903	33,751

Operating income	9,721	9,503	20,876	17,362
Other income :
Interest and other income, net	2,069	2,112	6,353	5,945
Capital gains	15,460	—	44,448	241

Income before provision for income taxes	27,250	11,615	71,677	23,548
Provision for income taxes	6,870	1,975	21,812	4,154

Net income	$20,380	$9,640	$49,865	$19,394

Net earnings per share:
Basic	$0.72	$0.34	$1.73	$0.70
Diluted	$0.69	$0.32	$1.64	$0.66
Weighted average number of shares of Common Stock used in the computation of:
Basic	28,411	28,168	28,779	27,677
Diluted	29,358	30,142	30,337	29,343

DSP GROUP, INC.

CONSOLIDATED PRO FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Product revenues and other	$46,232	$47,178	$128,956	$114,739
Cost of product revenues and other	23,401	25,643	66,177	63,626

Gross profit	22,831	21,535	62,779	51,113
Operating expenses:
Research and development	8,463	6,704	23,327	17,402
Sales and marketing	2,929	3,429	9,014	8,616
General and administrative	1,718	1,899	5,258	5,006

Total operating expenses	13,110	12,032	37,599	31,024

Operating income	9,721	9,503	25,180	20,089
Other income :
Interest and other income, net	2,069	2,112	6,353	5,945

Income before provision for income taxes	11,790	11,615	31,533	26,034
Provision for income taxes	2,005	1,975	5,362	4,426

Net income	$9,785	$9,640	$26,171	$21,608

Net earnings per share:
Basic	$0.34	$0.34	$0.91	$0.78
Diluted	$0.33	$0.32	$0.86	$0.74

Weighted average number of shares of Common Stock used in the computation of:
Basic	28,411	28,168	28,779	27,677
Diluted	29,358	30,142	30,337	29,343

The above pro forma consolidated statements of income have been adjusted to exclude the following items to US GAAP reported net income:

Reported net income per US GAAP	$20,380	$9,640	$49,865	$19,394

Adjustments:
Impairment of goodwill	—	—	4,304	—
In-process research & development write- off	—	—	—	2,727
Capital gains	(15,460)	—	(44,448)	(241)
Tax expenses (benefit)	4,865	—	16,450	(272)

Pro forma net income	$9,785	$9,640	$26,171	$21,608

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004 (Unaudited)	December 31, 2003 (Audited)
Assets
Current assets:
Cash and cash equivalents	$91,272	$36,812
Marketable securities and cash deposits	52,252	42,490
Trade receivables, net	16,151	15,844
Inventories	8,549	8,466
Other accounts receivable	1,440	1,462
Deferred income taxes	1,326	1,326

Total current assets	170,990	106,400

Property and equipment, net	6,556	7,108
Long term marketable securities	193,540	197,071
Investment in equity securities of traded companies	—	47,138
Severance pay fund	3,019	2,360
Long term pre-paid expenses and lease deposits	583	513
Goodwill	1,500	5,804
Deferred income taxes	641	—
Other intangible assets	1,616	2,076

Total assets	$378,445	$368,470

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$13,937	$11,221
Other current liabilities	46,501	34,292

Total current liabilities	60,438	45,513
Long term liabilities:
Accrued severance pay	3,353	2,555
Long term liability	—	1,429
Deferred income taxes	—	14,592

Total long term liabilities	3,353	18,576

Stockholders’ equity:
Common Stock	28	29
Additional paid-in capital	186,906	174,700
Accumulated other comprehensive income	70	23,045
Retained earnings	156,968	107,799
Less – Cost of treasury stock	(29,318)	(1,192)

Total stockholders’ equity	314,654	304,381

Total liabilities and stockholders’ equity	$378,445	$368,470